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                                                                Exhibit 3.2.3


                             THIRD AMENDMENT OF THE

                         AMENDED AND RESTATED BYLAWS OF

                                  WESTAFF, INC.

     Pursuant to a resolution of the Board of Directors of the Corporation, the Amended and Restated Bylaws of the Corporation are further amended as follows:

          RESOLVED: That effective March 30, 1999, Article 3, Section 3.3 of the Amended And Restated Bylaws of the Corporation be amended as follows:

                    "3.3 QUALIFICATION. The Chairman must be an officer of the Corporation. The Vice Chairman need not be an officer of the Corporation. The Chief Executive Officer need not be a director. No officer need be a shareholder. Any two or more offices may be held by the same person."

                                            WESTAFF, INC.

                                            By: /s/ Robin A. Herman
                                                -------------------
                                                Robin A. Herman, Secretary